                                                                  Exhibit 99.e.2


               Deutsche Banc Alex. Brown Cash Reserve Fund, Inc.
                            DISTRIBUTION AGREEMENT


                                  Appendix A
                             as of August 31, 1997
                           Revised as of May 7, 2001

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                                                                                Distribution        Service
 Series                                      Class                                  Fee               Fee
----------------------------------------------------------------------------------------------------------------
 Deutsche Banc Alex. Brown Cash Reserve
 Fund, Inc.
   Prime Series                              Cash Reserve Prime Shares -
                                               Class A                             0.25%              ---
                                             Cash Reserve Prime Shares -
                                               Class B(1)                          0.75%             0.25%
                                             Cash Reserves Prime Shares -
                                               Class C(1)                          0.75%             0.25%
                                             Quality Cash Reserve Prime
                                               Shares                              0.60%              ---
                                             Institutional Shares                   ---               ---
                                             DBABCR Shares(2)                      0.25%              ---

   Tax Free Series                           Institutional Shares                   ---               ---
                                             DBABCR Shares(2)                      0.25%              ---

   Treasury Series                           Institutional Shares                   ---               ---
                                             DBABCR Shares(2)                      0.25%              ---
----------------------------------------------------------------------------------------------------------------

 (1)  Only available through exchange.
 (2)  Deutsche Banc Alex. Brown Cash Reserve is defined as DBABCR.